Exhibit 99.1

[NCE LOGO]                                      [NSP LOGO]







Some of the information contained herein includes forward-looking statements that are subject to certain risks, uncertainty and assumptions. Factors which could cause results to differ from projections contained herein are described in NSP's and NCE's Annual Reports and Forms 10-K and NRG's Form 10-K, which will be provided upon request.

                           CREATING SHAREHOLDER VALUE

     -    Two Financially Strong, Competitive
          Companies

     -    Strategic Merger of Equals

     -    Platform For Growth

     -    Acceleration of Earnings

                              TERMS OF TRANSACTION

                              NSP                 NCE
                              ---                 ----

Exchange Rate                 1:1                 1.55:1

Shares Outstanding            153.1               114.9

% of Ownership                46%                 54%

Dividend Rate                      $1.50 per share
                                  NCE dividend rate
                              adjusted for exchange ratio

Graphic indicating the following:

NSP has operations in portions of:

     -    North Dakota
     -    South Dakota
     -    Minnesota
     -    Michigan
     -    Wisconsin
     -    Arizona

NCE has operations in portions of:

     -    Wyoming
     -    Colorado
     -    Kansas
     -    New Mexico
     -    Oklahoma
     -    Texas


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

                               MERGER STATISTICS


Dollars in Billions

                         NSP            NCE            COMBINED
                         ---            ---            --------
Market Value*            $4.1           $4.4           $8.5
Revenue
  Electric               $2.3           $2.7           $5.0
  Gas                    $0.5           $0.8           $1.3

Total Assets             $7.4           $7.7           $15.1

   * As of 3/24/99


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
                     TOTAL US REGULATED GENERATION RANKING

[bar graph containing the following information:]

                                        Thousands of MW
                                        ---------------

Edison Int'l                                 15
New Company                                  15*
FPL Group                                    16
Duke Energy                                  17
Texas Utilities                              21
Southern Company                             32

* Excluding 6,587 Mw non-regulated generation

                       TRANSMISSION NET PLANT INVESTMENT

[bar graph containing the following information:]

                                        Dollars in Billions
                                        -------------------

Con Edison                                   1.1
FPL Group                                    1.2
PG&E                                         1.3
New Company                                  1.4
Edison Int'l                                 1.9
Southern Company                             2.5

                          CUSTOMER RANKING - REGULATED

[bar graph containing the following information:]


                                   Millions of Domestic Customers
                                   ------------------------------

Texas Utilities                              4.0
Con Edison                                   4.0
Edison Int'l                                 4.2
New Company                                  4.4*
PSE&G                                        5.5
PG&E                                         8.2

* Excludes 2.1 million international customers

The bar graph indicates that approximately one-third of New Company's domestic customers are gas customers and approximately two-thirds of New Company's domestic customers are electric customers.

                            NON-REGULATED OPERATIONS


Non-                                          Energy
regulated              Energy                 Marketing
Generation             Services               and Trading                   Other

NRG       Quixx     EMI       Planergy/      NSP       e prime       Seren          Utility Eng.
          ep3                 Cadence                                Eloigne        Natural
                                                                     Ultra          Fuels
                                                                     Power

6,340     247       $54       $9             $121      $255          $29            $114
Mw        Mw        Million   Million        Million   Million       Million        Million
                    Sales     Sales          Sales     Sales         Sales          Sales

Combined:             Combined:                  Combined:                  Combined:
6,587 Mw              $63 million                $376 million               $143 million

                             MARKET CAPITALIZATION

[bar graph containing the following information:]

                                        Billions of Dollars
                                        -------------------

New Company                                  $8.6

Edison Int'l                                 $8.7

PSE&G                                        $8.9

PECO Energy                                  $9.7

FPL Group                                    $10.4

Consolidated Edison                          $11.1

PG&E                                         $12.6

Texas Utilities                              $12.9

Southern Co.                                 $18.1

Duke Energy                                  $21.0


                              SHAREHOLDER BENEFITS

     -    Strategic fit

     -    Improves competitive position

     -    Accretive first year

     -    Increased EPS growth rate

                       MERGER ADDS SIGNIFICANT EPS GROWTH

[graph containing the following information:]

     Y-axis:   EPS Index from 100 to 160
     X-axis:   Years 2000 through 2005

                                             EPS Index Value
                          2000      2001      2002      2003      2004     2005
Annual EPS Growth Rate
With Merger
          9%              100.0     109.0     118.8     129.5     141.2    153.9
          7%              100.0     107.0     114.5     122.5     131.1    140.3
Annual EPS Growth Rate
Without Merger
          7%              100.0     107.0     114.5     122.5     131.1    140.3
          5%              100.0     105.0     110.3     115.8     121.6    127.6

                                  BOND RATING

                         NSP            PSC            SPC
                         ---            ---            ---

Standard & Poor's        AA             A              A

Moody's                  Aa3            A3             Aa2

Fitch                    AA

Duff & Phelps                           A              AA

                         CREATING SHAREHOLDER VALUE

     -    Two Financially Strong, Competitive
          Companies

     -    Strategic Merger of Equals

     -    Platform For Growth

     -    Acceleration of Earnings